As filed with the Securities and Exchange Commission on November 19, 1997
                                                 Registration No. 333-__________

--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                -----------------

                          LINEAR TECHNOLOGY CORPORATION
             (Exact name of registrant as specified in its charter)

       CALIFORNIA                                        94-2778785
(State of incorporation)                    (I.R.S. Employer Identification No.)

                               1630 McCarthy Blvd.
                         Milpitas, California 95035-7417
          (Address, including zip code, of principal executive offices)

                                -----------------

                        1996 INCENTIVE STOCK OPTION PLAN
                  1986 EMPLOYEE STOCK PURCHASE PLAN, AS AMENDED
                            (Full Title of the Plans)

                                -----------------

                             Robert H. Swanson, Jr.
                          Linear Technology Corporation
                               1630 McCarthy Blvd.
                         Milpitas, California 95035-7417
                     (Name and address of agent for service)

                                 (408) 432-1900
          (Telephone number, including area code, of agent for service)

                                -----------------

                                   Copies to:
                            HERBERT P. FOCKLER, ESQ.
                        WILSON SONSINI GOODRICH & ROSATI
                            Professional Corporation
                               650 Page Mill Road
                           Palo Alto, California 94304

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



                                      CALCULATION OF REGISTRATION FEE

---------------------------------------------------------------------------------------------------------

    Title of                Amount               Proposed                   Proposed           Amount of
Securities to               to be           Maximum Offering           Maximum Aggregate     Registration
be Registered             Registered        Price Per Share*             Offering Price*          Fee

---------------------------------------------------------------------------------------------------------
Common Stock,
no par value              4,500,000             $65.29                     $293,783,125        $89,026


*        The Proposed Maximum Offering Price Per Share was estimated in part pursuant to Rule 457(h) under the Securities Act of 1933, as amended (the "Act"),  and, in part,  pursuant to Rule 457(c) under the Act. With respect to (i) 57,500 shares which are subject to  outstanding  options to purchase
         Common Stock under the 1996 Incentive Stock Option Plan (the "Option Plan"), the Proposed Maximum
         Offering  Price Per Share was  estimated  pursuant to Rule 457(h)  under which Rule the per share price of options to purchase  stock  under an employee  stock  option  plan may be  estimated  by reference to the exercise  price of such  options.  The weighted  average  exercise  price of the
         57,500 shares  subject to  outstanding  options under the Option Plan is $68.00.  With respect to
         3,942,500  shares of Common  Stock  available  for future grant under the Option Plan and 500,000 shares  available for future grant under the 1986 Employee  Stock  Purchase Plan, as amended (the
         "Purchase Plan"),  the estimated Proposed Maximum Offering Price Per Share was estimated pursuant to Rule 457(c) whereby the per share price was determined by reference to the average between the high and low price reported in the Nasdaq National Market on November 14, 1997, which average was
         $65.25.  The number  referenced above in the table entitled  "Proposed Maximum Offering Price per
         Share"  represents a weighted  average of the foregoing  estimates  calculated in accordance with
         Rules 457(h) and 457(c).

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.  Incorporation of Documents by Reference.

         There are hereby incorporated by reference in this Registration Statement the following documents and information heretofore filed with the Securities and Exchange Commission:

         (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended June 30, 1997, filed pursuant to Section 13 of the Securities Exchange Act of 1934 (the "Exchange Act").

         (b) The Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended September 28, 1997, filed pursuant to Section 13 of the Exchange Act.

         (c) The description of the Registrant's Common Stock contained in the Registrant's registration statement filed pursuant to the Exchange Act, including any amendment or report filed for the purpose of updating such description.

         All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be part hereof from the date of filing such documents.


Item 4.  Description of Securities.

         Not applicable.


Item 5.  Interests of Named Experts and Counsel.

         Not applicable.


Item 6.  Indemnification of Directors and Officers.

         Section 317 of the California Corporations Code ("Section 317") authorizes a corporation to indemnify a person against expenses and liabilities arising from third party or derivative actions to which the person is or is threatened to be made a party by reason of the fact that such person is or was an agent of the corporation, so long as such person acted in good faith and in a manner the person reasonably believed to be in the best interest of the corporation and, in the case of a criminal proceeding, had no reasonable cause to believe the conduct of the person was unlawful. Section 317 requires a corporation to indemnify an agent who has been successful on the merits in defense of any third party or derivative action against expenses actually and reasonably incurred in connection therewith. The indemnification authorized by Section 317 is not exclusive of additional indemnification rights which an agent may have.

         In accordance with Section 204 of the California Corporations Code, the Registrant's Articles of Incorporation eliminate the liability of directors for monetary damages to the fullest extent permissible under California law. The Registrant's Articles of Incorporation also authorize the Registrant to indemnify the directors and officers to the fullest extent permissible under California law.

         The Registrant's Bylaws require the Registrant to indemnify directors and officers of the Registrant, and authorize the Registrant to indemnify other agents, to the maximum extent permitted under the California Corporations Code. Such provisions also apply to former directors, officers and agents of the Registrant, and persons serving as directors, officers or agents of another entity at the request of the Registrant.

         The Registrant has entered into indemnification agreements with its directors and officers providing for indemnification of such directors and officers to the maximum extent permitted by law, including future changes to the law permitting broader indemnification than that currently permitted. These agreements also resolve certain procedural and substantive matters that are not covered, or are covered in less detail, in the California Corporations Code or the Registrant's Bylaws.

         The  Registrant   currently   maintains  liability  insurance  for  its
directors and officers.


Item 7.  Exemption from Registration Claimed.

         Not applicable.


Item 8.  Exhibits.
                    Exhibit
                    Number
                    -------
                      4.1         1996 Incentive Stock Option Plan
                      4.2         Form of Stock Option Agreement for use with 1996 Incentive
                                  Stock Option Plan
                      4.3         1986 Employee Stock Purchase Plan, as amended.
                      5.1         Opinion of Wilson Sonsini Goodrich & Rosati, P.C., as to legality of securities being registered
                     23.1         Consent of Ernst & Young LLP, Independent Auditors
                     23.2         Consent of Counsel (contained in Exhibit 5.1)
                     24.1         Power of Attorney (See signature page)

Item 9.  Undertakings.

         (a)      The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, as amended (the "Securities Act"), each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Milpitas, State of California, on November 18, 1997.


                                 LINEAR TECHNOLOGY CORPORATION


                                 By:      /S/ ROBERT H. SWANSON, JR.
                                          --------------------------------------
                                          Robert H. Swanson, Jr.
                                          President and Chief Executive Officer


                                POWER OF ATTORNEY


         KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Robert H. Swanson, Jr. and Paul Coghlan, jointly and severally, his attorneys-in-fact, each with the power of substitution, for him in any and all capacities, to sign any amendments to this registration statement on Form S-8, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorney-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.


         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


       SIGNATURE                                             TITLE                                         DATE
-----------------------------------             -----------------------------                        -----------------

/S/ ROBERT H. SWANSON, JR.                      President, Chief Executive                           November 18, 1997
-----------------------------------             Officer and Director
(Robert H. Swanson, Jr.)                        (Principal Executive Officer)

/S/ PAUL COGHLAN                                Vice President, Finance and                          November 18, 1997
-----------------------------------             Chief Financial Officer
(Paul Coghlan)                                  (Principal Financial and
                                                Accounting Officer)

                                                Director
-----------------------------------
(Thomas S. Volpe)

/S/ DAVID S. LEE                                Director                                             November 18, 1997
-----------------------------------
(David S. Lee)

/S/ LEO T. MCCARTHY                             Director                                             November 18, 1997
-----------------------------------
(Leo T. McCarthy)

/S/ RICHARD M. MOLEY                            Director                                             November 18, 1997
-----------------------------------
(Richard M. Moley)



                                             LINEAR TECHNOLOGY CORPORATION

                                          REGISTRATION STATEMENT ON FORM S-8

                                                   INDEX TO EXHIBITS


  Exhibit
  Number                                        Description
  ------          ---------------------------------------------------------------------------------------
   4.1            1996 Incentive Stock Option Plan

   4.2            Form of Stock Option Agreement for use with 1996 Incentive Stock Option Plan

   4.3            1986 Employee Stock Purchase Plan, as amended.

   5.1            Opinion of Wilson, Sonsini, Goodrich & Rosati, P.C., as to legality of securities being registered

  23.1            Consent of Ernst & Young LLP, Independent Auditors

  23.2            Consent of Counsel (contained in Exhibit 5.1)

  24.1            Power of Attorney (See signature page).

                                      II-6